EXHIBIT 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

AS A NEWLY HEADQUARTERED CORPORATION

OF

Everything Blockchain, Inc., a corporation organized and existing under the Florida Business Corporation Act (the “Corporation” or “Company”), does hereby certify:

The Corporation’s original Articles of Incorporation were made effective on November 1, 2017, with the Delaware Division of Corporations.

In accordance with the provisions of Fla. Stat. § 607.1003, 607.1006, and 607.1007 of the Florida Business Corporation Act (“FBCA”), the Corporation’s Board of Directors recommended, and the number of votes cast by the shareholders was sufficient for approval of, the following restatement of the Corporation’s Articles of Incorporation:

ARTICLE ONE:

NAME

(a)	NAME

	(1)	The name of the corporation shall be “Everything Blockchain, Inc.”.

ARTICLE TWO:

DURATION, PURPOSE

(a)	DURATION

(1)

The existence of the Corporation commenced upon the effective date of filing of its Articles of Incorporation with the Delaware Division of Corporations. The existence of the Corporation shall be perpetual.

(b)	PURPOSE

(1)	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the FBCA.

ARTICLE THREE:

CAPITAL STOCK

(a)	AUTHORIZED SHARES

(1)	The total number of shares of stock that the Corporation shall have authority to issue is TWO HUNDRED FIFTY MILLION SIX HUNDRED THOUSAND [250,600,000] shares, as follows:

■	Two Hundred Million Common Shares [200,000,000]
■	Two Hundred Thousand Series A Preferred Shares [200,000]
■	Four Hundred Thousand Series B Preferred Shares [400,000]
■	Ten Million Series C Preferred Shares [10,000,000]
■	Forty Million Blank Check Preferred Stock [40,000,000]

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(b)	ISSUANCE OF SHARES

(1)

The Board of Directors has authority to authorize and direct the issuance by the Corporation of shares of Preferred Stock and Common Stock at such times, in such amounts, to such persons, for such consideration as the Board of Directors shall determine to be adequate, and upon such terms and conditions as the Board of Directors may, from time to time, determine, subject only to the restriction, limitations, conditions and requirements imposed by the FBCA, other applicable laws, and these Articles, as the same may, from time to time, be amended. Upon receipt by the Corporation of the consideration for which the Board authorized the issuance of shares of Preferred Stock or Common Stock, such shares shall be deemed fully paid and non-assessable.

(c)	DISTRIBUTIONS

(1)

The Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding shares of Preferred Stock and Common Stock (i) at such times, in such amount and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the FBCA, other applicable laws, and these Articles, as the same may, from time to time, be amended, and (ii) in shares of the same class or series or in shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made.

(d)	SHARE REPURCHASES

(1)

The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such considerations, from such sources, and upon such terms and conditions as the Board of Directors may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the FBCA, other applicable laws, and these Articles, as the same may, from time to time, be amended. Such acquired shares of the Corporation will be deemed cancelled automatically unless specifically reissued by action of the Board of Directors.

(e)	COMMON STOCK

(1)

Of the total number of authorized shares, the aggregate number of shares of common stock (referred to herein as “Common Stock”) that the Corporation shall have authority to issue is TWO HUNDRED MILLION [200,000,000] with a par value of $0.0001 per share. Except as otherwise required by law or as otherwise provided in the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the holders of Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one [1] vote. The Common Stock shall not have as a matter of right any preemptive or preferential right to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation.

(f)	SERIES A DESIGNATED PREFERRED STOCK.

(1)

Designation and Rank. The designation of such series of the Preferred Stock shall be the Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The maximum number of shares of Series A Preferred Stock shall be TWO HUNDRED THOUSAND [200,000]. The Series A Preferred Stock shall rank senior to the Common Stock, and junior to Series B Preferred Stock and Series C Preferred Stock. The Series A Preferred Stock shall be subordinate to, and rank junior to, all indebtedness of the Company now or hereafter outstanding.

(2)	Dividends. No dividend shall be declared or paid on the Series A Preferred Stock.

(3)

Voting Rights. Except as otherwise provided herein or by law, the shares of the Series A Preferred Stock shall be entitled to vote with the shares of the Corporation’s Common Stock at any annual or special meetings of the stockholders of the Corporation. Each share of Series A Preferred Stock shall be entitled to vote those number of shares equal to one thousand [1,000] times the amount of the Series A Preferred Stock held by the shareholder. The Series A Preferred shareholders, representing a majority of the Series A Preferred class, through the ownership of the Series A Preferred Stock, has the voting power to act on behalf of the Corporation, to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management or any individual members thereof in the event that one or more of the foregoing has done, or failed to do, anything which, in its sole judgement, will materially and adversely impact the business of the Corporation in any manner whatsoever, including, but not limited to, any violations of any state or federal securities laws, or any action which would cause the bankruptcy, dissolution, or other termination of the Corporation. In no event will the majority holders of the Series A Preferred class have the right or power to participate in the normal and usual daily operations of the Corporation.

(4)

Notices. Any notice required by the provisions hereof to be given to the holders of shares of the Series A Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at their address appearing on the books of the Corporation.

(5)	Conversion.

(i)

Conversions at Option of Holder. Each share of Series A Preferred Stock shall be convertible, at the discretion of holders, into fifty [50] shares of Common Stock, after twenty-four [24] months of ownership (the “Series A Conversion Rate”). The holders of the Series A Preferred Stock shall affect conversions by providing the Corporation with a form of conversion notice (a “Notice of Conversion”). The Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, and the date on which such conversion is to be affected, which date may not be prior to the date the holder delivers such Notice of Conversion to the Corporation’s principal address via FedEx Express (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered via FedEx Express. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Series A Preferred Stock, a holder shall be required to surrender the certificate(s) representing such shares of Series A Preferred Stock to the Corporation promptly following the Conversion Date at issue. Shares of Series A Preferred Stock converted or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(ii)	Mechanics of Conversion.

(A)	Delivery of Certificate Upon Conversion. Not later than three [3] trading days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver to the holder (i) a certificate or certificates which, after the Effective Date, representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock, and (ii) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable holder by the third trading day after the Conversion Date, the holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion.

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(B)	Obligation Absolute. The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by the holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with the issuance of such Conversion Shares.

(C)	Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock and payment of dividends on the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of herein) upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued, and fully paid, non-assessable.

(D)	Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(E)	Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A Preferred Stock is outstanding, effectuates any of the following actions (each defined herein as a “Corporate Action”):

■

a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series A Preferred Stock);

■	subdivision of outstanding shares of Common Stock into a larger number of shares;

■	combination (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or

■	issuance, by reclassification of shares of the Common Stock, any shares of capital stock of the Corporation,

then, for holders of Series A Preferred Stock, the Series A Conversion Rate shall apply. The Corporate Action is deemed effectuated as of the record date of the Corporate Action, if applicable. If no record date exists, the Corporate Action shall be deemed effectuated as of the effective date of the Corporate Action.

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(F)

Pro Rata Distributions. Upon the dissolution or liquidation of the Corporation, all of the assets of the Corporation shall be distributed pro rata to the shareholders in proportion to their respective shareholdings, after payment of all debts, liabilities, and expenses of the Corporation. In the event that there are multiple series of stock outstanding, the assets shall be distributed among the series of stock in the following order of priority:

1st:   Proportionally among holders of Series C Preferred Stock

2nd:  Proportionally among holders of Series B Preferred Stock

3rd:  Proportionally among holders of Series A Preferred Stock

4th:  Proportionally among holders of Common Stock

(6)	Calculations. All calculations under this Section shall be made to the nearest cent or the nearest 1/100th of a share. The number of shares of common stock outstanding at any given time shall not include stock owned or held by or for the account of the Company, and the description of any such common stock shall be considered on issue or sale of common stock. For purposes of this Section, the number of shares of common stock considered to be issued and outstanding as of a given date shall be the sum of the number of shares of common stock (excluding treasury shares, if any) issued and outstanding. Whenever the Conversion Price is adjusted pursuant to any of this Section, the Corporation shall promptly mail to each holder a notice setting forth the implemented Conversion Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment. Whenever the Conversion Price is adjusted pursuant to any of this Section, the Corporation shall promptly mail to each holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(7)	Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock certificates representing the shares of Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock certificates if the holder contemporaneously requests the Company to convert such shares of Series A Preferred Stock into Common Stock.

(8)	Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided herein shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of these Articles. Amounts set forth or provided for herein with respect to payments, conversion, and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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(9)	Specific Shall Not Limit General; Construction. No specific provision contained herein shall limit or modify any more general provision contained herein.

(10)	No Waiver. No failure or delay on the part of a holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

(11)	No Preemptive Rights. No holder of the Series A Preferred shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class or bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

(12)	Legends. Any certificate evidencing the Series A Preferred Stock and the securities issued upon conversion of the Series A Preferred Stock shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR BOOK ENTRY HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD OR TRANSFERRED FOR VALUE WITHOUT EITHER REGISTRATION UNDER THOSE LAWS OR THE FURNISHING OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY THAT TO DO SO WOULD NOT VIOLATE THE REGISTRATION PROVISIONS OF SUCH LAWS”.

(g)	SERIES B DESIGNATED PREFERRED STOCK.

(1)	Designation and Rank. The designation of such series of the Preferred Stock shall be the Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). The maximum number of shares of Series B Preferred Stock shall be FOUR HUNDRED THOUSAND [400,000]. The Series B Preferred Stock shall rank senior to the Company’s Common Stock and Series A Preferred Stock. The Series B Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

(2)	Dividends. No dividend shall be declared or paid on the Series B Preferred Stock.

(3)	Voting Rights. Except as otherwise provided herein or by law, the shares of the Series B Preferred Stock shall be entitled to vote with the shares of the Corporation’s Common Stock at any annual or special meetings of the stockholders of the Corporation. Each share of Series B Preferred Stock shall be entitled to vote those number of shares equal to one hundred [100] times the amount of the Series B Preferred Stock held by the shareholder.

(4)	Notices. Any notice required by the provisions hereof to be given to the holders of shares of the Series B Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at their address appearing on the books of the Corporation.

(5)	Conversion.

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(i)	Conversions at Option of Holder. Each share of Series B Preferred Stock shall be convertible, at the discretion of holders, into ten [10] shares of Common Stock (the “Series B Conversion Rate”), after twenty-four [24] months of ownership. The holders of the Series B Preferred Stock shall affect conversions by providing the Corporation with a form of conversion notice (a “Notice of Conversion”). The Notice of Conversion shall specify the number of shares of Series B Preferred Stock to be converted, the number of shares of Series B Preferred Stock owned prior to the conversion at issue, and the date on which such conversion is to be affected, which date may not be prior to the date the holder delivers such Notice of Conversion to the Corporation’s principal address via FedEx Express (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered via FedEx Express. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Series B Preferred Stock, a holder shall be required to surrender the certificate(s) representing such shares of Series B Preferred Stock to the Corporation promptly following the Conversion Date at issue. Shares of Series B Preferred Stock converted or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(ii)	Mechanics of Conversion.

(A)	Delivery of Certificate Upon Conversion. Not later than three [3] trading days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver to the holder (i) a certificate or certificates which, after the Effective Date, representing the number of shares of Common Stock being acquired upon the conversion of shares of Series B Preferred Stock, and (ii) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable holder by the third trading day after the Conversion Date, the holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series B Preferred Stock tendered for conversion.

(B)	Obligation Absolute. The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by the holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with the issuance of such Conversion Shares.

(C)	Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series B Preferred Stock and payment of dividends on the Series B Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of herein) upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued, and fully paid, non-assessable.

(D)	Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Series B Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series B Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

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(E)	Stock Dividends and Stock Splits. If the Corporation, at any time while the Series B Preferred Stock is outstanding, effectuates any of the following actions (each defined herein as a “Corporate Action”):

■

a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series B Preferred Stock);

■	subdivision of outstanding shares of Common Stock into a larger number of shares;

■	combination (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or

■	issuance, by reclassification of shares of the Common Stock, any shares of capital stock of the Corporation,

then, for holders of Series B Preferred Stock, the Series B Conversion Rate shall apply. The Corporate Action is deemed effectuated as of the record date of the Corporate Action, if applicable. If no record date exists, the Corporate Action shall be deemed effectuated as of the effective date of the Corporate Action.

(F)

Pro Rata Distributions. Upon the dissolution or liquidation of the Corporation, all of the assets of the Corporation shall be distributed pro rata to the shareholders in proportion to their respective shareholdings, after payment of all debts, liabilities, and expenses of the Corporation. In the event that there are multiple series of stock outstanding, the assets shall be distributed among the series of stock in the following order of priority:

1st:  Proportionally among holders of Series C Preferred Stock

2nd:  Proportionally among holders of Series B Preferred Stock

3rd:  Proportionally among holders of Series A Preferred Stock

4th:  Proportionally among holders of Common Stock

(6)

Calculations. All calculations under this Section shall be made to the nearest cent or the nearest 1/100th of a share. The number of shares of common stock outstanding at any given time shall not include stock owned or held by or for the account of the Company, and the description of any such common stock shall be considered on issue or sale of common stock. For purposes of this Section, the number of shares of common stock considered to be issued and outstanding as of a given date shall be the sum of the number of shares of common stock (excluding treasury shares, if any) issued and outstanding. Whenever the Conversion Price is adjusted pursuant to any of this Section, the Corporation shall promptly mail to each holder a notice setting forth the implemented Conversion Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment.

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(7)	Lost or Stolen Certificates . Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock certificates representing the shares of Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock certificates if the holder contemporaneously requests the Company to convert such shares of Series B Preferred Stock into Common Stock.

(8)	Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided herein shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of these Articles. Amounts set forth or provided for herein with respect to payments, conversion, and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(9)	Specific Shall Not Limit General; Construction. No specific provision contained herein shall limit or modify any more general provision contained herein.

(10)	No Waiver. No failure or delay on the part of a holder of Series B Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

(11)	No Preemptive Rights. No holder of the Series B Preferred shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class or bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

(12)	Legends. Any certificate evidencing the Series B Preferred Stock and the securities issued upon conversion of the Series A Preferred Stock shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR BOOK ENTRY HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD OR TRANSFERRED FOR VALUE WITHOUT EITHER REGISTRATION UNDER THOSE LAWS OR THE FURNISHING OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY THAT TO DO SO WOULD NOT VIOLATE THE REGISTRATION PROVISIONS OF SUCH LAWS”.

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(h)	SERIES C DESIGNATED PREFERRED STOCK.

(1)	Designation and Rank. The designation of such series of the Preferred Stock shall be the Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”). The maximum number of shares of Series C Preferred Stock shall be TEN MILLION [10,000,000]. The Series C Preferred Stock shall rank senior to the Company’s Common Stock, the Series A Preferred Stock, par value $0.0001, and Series B Preferred Stock, par value $0.0001. The Series C Preferred Stock shall only be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

(2)	Dividends. No dividend shall be declared or paid on the Series C Preferred Stock.

(3)	Voting Rights. Except as otherwise provided herein or by law, the shares of the Series C Preferred Stock shall be entitled to vote with the shares of the Corporation’s Common Stock at any annual or special meetings of the stockholders of the Corporation. Each share of Series C Preferred Stock shall be entitled to vote those number of shares equal to each share of Series C Preferred Stock held by the individual.

(4)	Notices. Any notice required by the provisions hereof to be given to the holders of shares of the Series C Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at their address appearing on the books of the Corporation.

(5)	Conversion.

(i)	Conversions at Option of Holder. Each share of Series C Preferred Stock shall be convertible, at the discretion of holders, after six [6] months of ownership. Each share of Series C Preferred Stock shall be convertible, at the discretion of holders, into shares of Common Stock. The number of common shares issued shall be at the rate of 30% less than the VWAP or $5.00 per share, whichever is less (the “Series C Conversion Rate”). The holders of the Series C Preferred Stock shall affect conversions by providing the Corporation with a form of conversion notice (a “Notice of Conversion”). The Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, and the date on which such conversion is to be affected, which date may not be prior to the date the holder delivers such Notice of Conversion to the Corporation’s principal address via FedEx Express (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered via FedEx Express. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Series C Preferred Stock, a holder shall be required to surrender the certificate(s) representing such shares of Series C Preferred Stock to the Corporation promptly following the Conversion Date at issue. Shares of Series C Preferred Stock converted or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(ii)	Mechanics of Conversion.

(A)

Delivery of Certificate Upon Conversion. Not later than three [3] trading days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver to the holder (i) a certificate or certificates which, after the Effective Date, representing the number of shares of Common Stock being acquired upon the conversion of shares of Series C Preferred Stock, and (ii) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable holder by the third trading day after the Conversion Date, the holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series C Preferred Stock tendered for conversion.

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(B)	Obligation Absolute. The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion of Series C Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by the holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with the issuance of such Conversion Shares.

(C)	Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series C Preferred Stock and payment of dividends on the Series C Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of herein) upon the conversion of all outstanding shares of Series C Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued, and fully paid, non-assessable.

(D)	Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Series C Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series C Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(E)	Stock Dividends and Stock Splits. If the Corporation, at any time while the Series C Preferred Stock is outstanding, effectuates any of the following actions (each defined herein as a “Corporate Action”):

■

a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series C Preferred Stock);

■	subdivision of outstanding shares of Common Stock into a larger number of shares;

■	combination (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or

■	issuance, by reclassification of shares of the Common Stock, any shares of capital stock of the Corporation,

then, for holders of Series C Preferred Stock, the Series C Conversion Rate shall apply. The Corporate Action is deemed effectuated as of the record date of the Corporate Action, if applicable. If no record date exists, the Corporate Action shall be deemed effectuated, for purposes of expressing a definite date of conversion, as of the effective date of the Corporate Action.

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(F)

Pro Rata Distributions. Upon the dissolution or liquidation of the Corporation, all of the assets of the Corporation shall be distributed pro rata to the shareholders in proportion to their respective shareholdings, after payment of all debts, liabilities, and expenses of the Corporation. In the event that there are multiple series of stock outstanding, the assets shall be distributed among the series of stock in the following order of priority:

1st: Proportionally among holders of Series C Preferred Stock

2nd: Proportionally among holders of Series B Preferred Stock

3rd: Proportionally among holders of Series A Preferred Stock

4th: Proportionally among holders of Common Stock

(6)	Calculations. All calculations under this Section shall be made to the nearest cent or the nearest 1/100th of a share. The number of shares of common stock outstanding at any given time shall not include stock owned or held by or for the account of the Company, and the description of any such common stock shall be considered on issue or sale of common stock. For purposes of this Section, the number of shares of common stock considered to be issued and outstanding as of a given date shall be the sum of the number of shares of common stock (excluding treasury shares, if any) issued and outstanding. Whenever the Conversion Price is adjusted pursuant to any of this Section, the Corporation shall promptly mail to each holder a notice setting forth the implemented Conversion Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment.

(7)	Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock certificates representing the shares of Series C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock certificates if the holder contemporaneously requests the Company to convert such shares of Series C Preferred Stock into Common Stock.

(8)	Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided herein shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of these Articles. Amounts set forth or provided for herein with respect to payments, conversion, and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(9)	Specific Shall Not Limit General; Construction. No specific provision contained herein shall limit or modify any more general provision contained herein.

(10)	Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series C Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

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(11)	No Preemptive Rights. No holder of the Series C Preferred shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class or bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

(12)	Legends. Any certificate evidencing the Series C Preferred Stock and the securities issued upon conversion of the Series C Preferred Stock shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR BOOK ENTRY HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD OR TRANSFERRED FOR VALUE WITHOUT EITHER REGISTRATION UNDER THOSE LAWS OR THE FURNISHING OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY THAT TO DO SO WOULD NOT VIOLATE THE REGISTRATION PROVISIONS OF SUCH LAWS”.

(i)	BLANK CHECK DESIGNATED PREFERRED STOCK.

(1)	Preferred Stock of the Company to be named “Blank Check Preferred Stock” consists of FORTY MILLION [40,000,000] shares and shall have the following designations, powers, preferences, and other special rights and the following qualifications, limitations, and restrictions:

(2)	Issuance. The blank check preferred stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to the issuance of any series of blank check preferred stock, to fix by resolution, or resolutions, providing for the issue of any series the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations, and restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in the limitations of the powers conferred on the Board of Directors thereby and by the laws of the State of Florida, the Board of Directors is expressly authorized to determine with respect to each series of blank check preferred stock:

■	The designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

■	The rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

■	The rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

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■	The full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights applied by law;

■

The times, terms, and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption rates) and the amount, terms, conditions, and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

■

The rights, if any, of holders of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms or conditions applicable to such conversion or exchange;

■

The limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of Common Stock or any other class of shares of such series either as to dividends or upon liquidation, to the shares of such series;

■

The conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a party with or prior to the shares of such series either as to dividends or upon liquidation; and

■

Any other relative powers, preferences and participating, optional or other specific rights, and the qualification, limitations, or restrictions thereof, of shares of such series; in each case, so far as not inconsistent with the provisions of this Amended and Restated Articles of Incorporation or Florida Statutes as then in effect.

ARTICLE FOUR:

CORPORATE ADDRESS, REGISTERED OFFICE, AND AGENT

(a)	PRINCIPAL OFFICE

(1)	The street address of the Corporation’s principal office shall be:

12574 Flagler Center Blvd., Suite 101

Jacksonville, Florida 32258

(b)	REGISTERED AGENT

(1)	The street address of the Corporation’s registered office and the Corporation’s registered agent at that address shall be:

12574 Flagler Center Blvd., Suite 101

Jacksonville, Florida 32258

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ARTICLE FIVE:

DIRECTORS

(a)

The authorized number of Directors of the Corporation shall be not less than one [1] nor more than nine [9]. The exact number of Directors may be fixed within the limits specified by resolution adopted by the vote of the majority of Directors in office or by the vote of holders of shares representing a majority of the voting power at any annual meeting, or any special meeting called for such purpose. No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his or her term. The exact number of authorized Directors shall be seven [7] until changed as provided in this Article. Director seats may be vacant until filled in accordance with the procedures provided by the Company’s Bylaws, and such vacancies shall never affect the conducting of business.

(b)

All appointments to the Board of Directors shall be for a period of two [2] years. Each Board Director shall be identified by a seat positions. Board seats that are an odd number shall be voted at the annual shareholder meeting in the year ending in an odd number. Board seats with an even number shall be voted at an annual shareholder meeting in the years ending in an even number. The Bylaws may provide for the appointment of a provisional director.

ARTICLE SIX:

LIMITATION OF DIRECTORS’ AND OFFICERS’ LIABILITY

(a)

A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE SEVEN:

INDEMNIFICATION

(a)

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, or representative of the Corporation, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Florida from time to time against all expenses, liability, and loss (including attorney’s fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right that i in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Florida, and may cause the Corporation to purchase and maintain insurance on behalf of any person who (i) is or was a director, officer, or representative of the Corporation, (ii) is or was a director, officer, or representative of the Corporation as a director or officer of another corporation, or (iii) as the Corporation’s representative in a partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

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ARTICLE EIGHT:

INCORPORATOR

(a)	The name and address of the incorporator of the Corporation is:

Law Offices of Carl G. Hawkins, P.A.

Carl G. Hawkins, Esq.

12574 Flagler Center Blvd., Suite 101

Jacksonville, Florida 32258

ARTICLE NINE:

ADOPTION AND AMENDMENT OF BYLAWS

(a)	The Board of Directors maintains the exclusive authority to adopt, amend, or repeal the Bylaws of the Corporation.

ARTICLE TEN:

AMENDMENT OF ARTICLES OF INCORPORATION

(a)

From time to time any of the provisions of these Amended and Restated Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Florida at the time in force may be added or inserted in the manner and at the time prescribed by said law, and all rights at any time conferred upon the stockholders of the Corporation by these Amended and Restated Articles of Incorporation are granted subject to the provisions of this Article.

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SIGNATURE

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Articles of Incorporation to be signed and attested by its duly authorized officer in Jacksonville, Florida, on this 9 June 2023.

/s/ Toney Jennings	/s/ Mike Hawkins
Toney Jennings	Mike Hawkins
Chief Executive Officer	Chairman of the Board

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ACCEPTANCE BY REGISTERED AGENT

Having been appointed the registered agent of Everything Blockchain, Inc., the undersigned accepts such appointment and agrees to act in such capacity.

Dated this 9 June 2023.

/s/ Carl G. Hawkins
Carl G. Hawkins, Esq.
Registered Agent

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